Exhibit 32

Certification

The undersigned certify, pursuant to 18 U.S.C. Section 1350, that:

(1)	The accompanying Quarterly Report on Form 10-Q for the period ended June 30, 2003, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 12, 2003	By: /s/ Marti Morfitt Marti Morfitt President & Chief Executive Officer
Date: August 12, 2003	By: /s/ Marcia L. O’Brien Marcia L. O’Brien Interim Chief Financial Officer